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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                WITH REGARD TO HEALTHWATCH, INC. AND SUBSIDIARIES


                              TAUBER & BALSER, P.C.
                          Certified Public Accountants
                            3340 Peachtree Road, N.E.
                                    Suite 250
                                Atlanta, GA 30326

We hereby consent to the use of our report, dated October 11,2001,accompanying the consolidated financial statements of HealthWatch, Inc. as of June 30, 2001 and 2000, included in the Company's Annual Report on Form 10-KSB and to the incorporation by reference of the aforementioned financial statements in the Registration Statements on Form S-8 for the 1983 Incentive Stock Option Plan, Employee Stock Purchase Plan of 1987,Stock Option Plan of 1989 and Stock Option Plan of 1993, Registration Statement Nos. 33-36833, 33-22729, 33-36832 and 33-75470, respectively, Registration Statements on Form S-8 for the 1995 Stock Option Plan and 1995 Stock Grant and Salary Deferral Plan Registration Statement Nos. 033- 65151 and 333-35297 and S-3 Registration Statements for Selling Shareholders Nos. 33-88032, 333-19393, 333-21929 and 333-26913.

/s/ Tauber & Balser, P.C.
----------------------------
TAUBER & BALSER, P.C.
Atlanta, Georgia
October 15, 2001